Exhibit 3.176

ARTICLES OF INCORPORATION

OF

UNIVERSAL HEALTH SERVICES OF STEVENS PARK, INC.

I, the undersigned natural person of the age of eighteen or more, acting as incorporator of a corporation under the Texas Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is Universal Health Services of Stevens Park, Inc.

SECOND: The period of its duration is perpetual.

THIRD: The purpose for which the corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is one hundred (100) shares of the par value of ten dollars ($10.00) each.

FIFTH: The corporation shall not commence business until it has received for the issuance of shares a sum equal to at least one thousand dollars ($1,000.00).

SIXTH: No holder of any shares of the corporation has or shall have any preemptive right to acquire additional or treasury shares of the corporation.

SEVENTH: The address of the initial registered office of the corporation is Republic National Bank Building, c/o C T Corporation System, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T Corporation System.

EIGHTH: The number of directors constituting the initial board of directors of the corporation is three (3). The names of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are Alan B. Miller, Sidney Miller and George H. Strong. Their mailing address is One Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004,

NINTH: The name and address of the incorporator is Chloe J. Gavin, 345 Park Avenue, New York, New York 10154.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 10th day of January, 1983.

/s/ Chloe J. Gavin
Chloe J. Gavin

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

I, Regina B. Callahan, a notary public, hereby certify that on the 10th day of January, 1983, personally appeared before me Chloe J. Gavin, who being by me first duly sworn, individually declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Regina B. Callahan
Notary Public

[ILLEGIBLE]

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

Universal Health Services of Stevens Park, Inc., a corporation organized under the laws of the State of Texas, by its Vice President and Secretary does hereby certify:

1. That the board of directors of said corporation by a Unanimous Written Consent dated the 18th day of January, 1988, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

RESOLVED that Article First of said Articles of Incorporation be amended to read as follows: “The name of the corporation is Dallas Family Hospital, Inc.”

2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is one hundred (100); that by a Written Consent of the Sole Shareholder dated January 18, 1988, the resolution to amend the articles of incorporation has been adopted.

IN WITNESS WHEREOF, the said Universal Health Services of Stevens Park, Inc. has caused this certificate to be

[ILLEGIBLE]

signed by its Vice President and its Secretary and its corporate seal to be hereto affixed this 25th day of January, 1988.

Universal Health Services of Stevens Park, Inc.

By:	/s/ Sidney Miller
Sidney Miller
Vice President

By:	/s/ Robert M. Dubbs
Robert M. Dubbs
Secretary

(SEAL)

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss:
COUNTY OF MONTGOMERY ))

On January 25, 1988 personally appeared before me, a Notary Public, Sidney Miller and Robert M. Dubbs, who acknowledged that they executed the above instrument.

Notary Public

(SEAL)

[ILLEGIBLE]

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

Dallas Family Hospital, Inc., a corporation organized under the laws of the State of Texas, by its Vice President and Secretary, does hereby certify:

1. That the Board of Directors of said corporation by a Unanimous Written Consent dated the 30th day of January 1996, passed a resolution declaring that the following change and amendment in the Articles of Incorporation is advisable.

RESOLVED, that Article First of said Articles of Incorporation be amended to read as follows: “The name of the corporation is UHS of Amarillo, Inc.”

2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is one hundred (100); that by a Written Consent of the Sole Shareholder dated January 30, 1996, the resolution to amend the Articles of Incorporation has been adopted.

IN WITNESS WHEREOF, the said Dallas Family Hospital, Inc. has caused this certificate to be signed by its Vice President and its Secretary and its corporate seal to be hereto affixed this 2nd of February 1996.

DALLAS FAMILY HOSPITAL, INC.

	By:	/s/ Steve Filton
Steve Filton, Vice President

{SEAL}

	By:	/s/ Bruce R. Gilbert
Bruce R. Gilbert, Secretary

COMMONWEALTH OF PENNSYLVANIA	:
:
COUNTY OF MONTGOMERY	:

On February 2nd, 1996, personally appeared before me, a Notary Public, Steve Filton and Bruce R. Gilbert, who acknowledged that they executed the above instrument.

{SEAL}	NOTARY PUBLIC

[ILLEGIBLE]

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

UHS OF AMARILLO, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I

The name of the corporation is UHS of Amarillo, Inc.

ARTICLE II

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on August 1, 1996.

Article One of the Articles of Incorporation is hereby amended so as to read as follows: The name of the corporation is Northwest Texas Healthcare System, Inc.

ARTICLE III

The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	No. of Shares
Common	100

[ILLEGIBLE]

The number of shares voted for such amendment was 100; and the number of shares voted against such amendment was none.

ARTICLE IV

The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

Date: August 13, 1996

UHS OF AMARILLO, INC.

By:	/s/ Bruce R. Gilbert
Bruce R. Gilbert Secretary